FMI Funds, Inc. 485BPOS

Exhibit 99.(a)(xii)

ARTICLES SUPPLEMENTARY TO

ARTICLES OF INCORPORATION OF

FMI FUNDS, INC.

The undersigned officers of FMI Funds, Inc. (the “Company”), a corporation duly organized and existing under the Maryland General Corporation Law (the “MGCL”), do hereby certify:

FMI Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: That the name of the Company is FMI Funds, Inc.

SECOND: That the Company is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as an open-end management investment company.

THIRD: That the amendments set forth below (collectively, the “Amendments”) to the Company’s Articles of Incorporation, as amended and supplemented to date (the “Articles”), were approved by a majority of the entire Board of Directors of the Company, and are hereby implemented and made effective. The number of authorized shares of Common Stock, par value $0.0001 per share (“Common Stock”), both before and after the Amendments was Three Billion (3,000,000,000) authorized shares of Common Stock ($300,000 aggregate par value).

(A) classifying and designating 300,000,000 shares of the authorized but unissued Common Stock of the Company as “Class F Common Stock (FMI Global Equity ETF),” par value $0.0001 per share, as provided below. The shares of Class F Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article IV of the Articles with respect to each class of Common Stock, subject in each case to such procedures, including redemption procedures and conversion procedures, as the Board of Directors has established or may from time to time establish with respect to such class pursuant to Article IV of the Articles.

Class	Number of Shares	Aggregate Par Value
Class F Common Stock (FMI Global Equity ETF)	300,000,000	$30,000

(B) authorizing and directing the filing of these Articles Supplementary for record with the Department.

FOURTH: The following table sets forth the total number of shares of Common Stock of each class, and the aggregate par value of each class, immediately before the Amendments were implemented and became effective:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock (FMI Large Cap Fund)	300,000,000	$30,000
Class AI Common Stock (FMI Large Cap Fund—Institutional Class)	300,000,000	$30,000
Class B Common Stock (FMI International Fund)	300,000,000	$30,000
Class BI Common Stock (FMI International Fund—Institutional Class)	300,000,000	$30,000
Class C Common Stock (FMI Common Stock Fund)	300,000,000	$30,000
Class CI Common Stock (FMI Common Stock Fund—Institutional Class)	300,000,000	$30,000
Class D Common Stock (FMI International Fund II - Currency Unhedged)	300,000,000	$30,000
Class DI Common Stock (FMI International Fund II - Currency Unhedged—Institutional Class)	300,000,000	$30,000
Class E Common Stock (FMI Global Fund)	150,000,000	$15,000
Class EI Common Stock (FMI Global Fund – Institutional Class)	150,000,000	$15,000
Total	2,700,000,000	$270,000

FIFTH: The following table sets forth the total number of shares of Common Stock of each class, and the aggregate par value of each class, immediately after the Amendments were implemented and became effective:

Class	Number of Shares	Aggregate Par Value
Class A Common Stock (FMI Large Cap Fund)	300,000,000	$30,000
Class AI Common Stock (FMI Large Cap Fund—Institutional Class)	300,000,000	$30,000
Class B Common Stock (FMI International Fund)	300,000,000	$30,000
Class BI Common Stock (FMI International Fund—Institutional Class)	300,000,000	$30,000
Class C Common Stock (FMI Common Stock Fund)	300,000,000	$30,000
Class CI Common Stock (FMI Common Stock Fund—Institutional Class)	300,000,000	$30,000
Class D Common Stock (FMI International Fund II - Currency Unhedged)	300,000,000	$30,000
Class DI Common Stock (FMI International Fund II - Currency Unhedged—Institutional Class)	300,000,000	$30,000
Class E Common Stock (FMI Global Fund)	150,000,000	$15,000
Class EI Common Stock (FMI Global Fund – Institutional Class)	150,000,000	$15,000
Class F Common Stock (FMI Global Equity ETF)	300,000,000	$30,000
Total	3,000,000,000	$300,000

SIXTH: No shares of Class F Common Stock have been issued.

SEVENTH: The Amendments are limited to changes expressly permitted by Sections 2-105(c), 2-208 and 2-605 of the MGCL to be made without action by the stockholders of the Company.

EIGHTH: These Articles Supplementary shall become effective upon acceptance for record by the Department.

NINTH: The undersigned President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters and facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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[Signatures follow on the next page.]

IN WITNESS WHEREOF, the undersigned President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and, as to all matters and facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

Dated this 23rd day of October, 2026.

FMI FUNDS, INC.

By:	/s/ John S. Brandser
John S. Brandser
President

Attest:	/s/ Ryan Ladwig
Ryan Ladwig
Secretary

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